Exhibit 23.4

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3690 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 and any amendments thereto of information from our reserve report dated September 23, 2013 on the estimated proved oil and natural gas quantities of EXCO/HGI JV Assets, LLC and our reserve reports dated January 8, 2014, January 10, 2013 and January 27, 2012 on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and certain of its consolidated subsidiaries presented as of December 31, 2013, 2012 and 2011 included in or made a part of the Annual Report on Form 10-K of EXCO Resources, Inc. for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 26, 2014.

/s/ Lee Keeling and Associates, Inc.
LEE KEELING AND ASSOCIATES, INC.

Tulsa, Oklahoma

April 8, 2014